Exhibit 10.6(c)


                   Written description of objectives for the
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              2004-2006 plan period under the Hecla Mining Company
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       Executive and Senior Management Long-Term Performance Payment Plan
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         The following is a description of certain terms of the Hecla Mining
Company Executive and Senior Management Long-Term Performance Payment Plan (the "Plan") provided pursuant to paragraph (b)(10)(iii) of Item 601 of Regulation S-K, which requires a written description of material terms and conditions of a compensatory plan not contained in a formal document.

                              2004-2006 PLAN PERIOD
                              ---------------------

Performance Targets
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         In general, there should be a continued focus on resource growth and cash contribution generation for the 2004-2006 plan period. More emphasis will be placed on resource growth for the plan period by weighting resource growth 75% and cash contribution 25% in determining the value of the incentive award at the conclusion of the 2004-2006 period.


         Performance targets have been established for resource growth (i.e. gold, silver and gold equivalent resources) and cash contribution generation from the Company's resources. The goal is to incentivize management to focus on production and cost reduction. In addition, the cash contribution component encourages management to focus on high quality resource additions that can be converted to production.

Performance Unit Awards
-----------------------

         The Board assigns performance units at the beginning of each three-year plan period. Assuming a nominal value of $100 per performance unit, the following people are awarded performance units for the 2004-2006 plan period:







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

                POSITION                      INCUMBENT

                CEO                           Baker
                CFO                           Walde
                VP - Ops                      Fudge
                VP - Explor/Strategy          Atkinson
                VP - Bus Dev                  Callahan
                VP - N.A. Ops                 Clayton
                VP - IR                       Veltkamp

Performance Award Value
-----------------------

         Performance unit value is based upon performance as determined by the Board of Directors. The two primary objectives are related to resource and cash contribution growth.

         Assuming 100% of the target resource level is reached and 100% of the cash contribution target is reached, the value of each unit would be $100.00. However, the value of performance units can range between $0 and $200, depending upon performance as determined by the Board of Directors.





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